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                                                                    Exhibit 12.1



                      MOTOR COACH INDUSTRIES INTERNATIONAL ,INC.

                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                 Three Months
                                                               Year Ended December 31,           Ended March 31,
                                                      ---------------------------------------   -----------------
                                                       1995     1996       1997       1998       1998      1999
                                                      --------  -------    -------   --------   --------  -------
WITH PUSH-DOWN
Income from continuing operations before
provision for income taxes                            $ 10,441  $26,598   $ 37,794   $ 46,439   $ 14,908  $ 8,941

Add:
       Interest expense, including amortization         49,973   35,579     43,494     45,179     10,521   12,020
       Rent expense (one-third)                          1,035    1,147      1,128      1,366        309      314
       Finance interest                                  2,658    3,605      2,394      2,765        677      690
                                                      --------  -------    -------   --------   --------  -------

          Earnings, as adjusted                       $ 64,107  $66,929    $84,810   $ 95,739   $ 26,415  $21,965
                                                      --------  -------    -------   --------   --------  -------
                                                      --------  -------    -------   --------   --------  -------
Fixed Charges:

       Interest expense, including amortization         49,973   35,579     43,494     45,179     10,521   12,020
       Rent expense (one-third)                          1,035    1,147      1,128      1,356        309      314
       Finance interest                                  2,658    3,605      2,394      2,765        677      690
                                                      --------  -------    -------   --------   --------  -------
          Fixed charges                               $ 53,666  $40,331    $47,016   $ 49,300   $ 11,507  $13,024
                                                      --------  -------    -------   --------   --------  -------
                                                      --------  -------    -------   --------   --------  -------

Ratio of earnings to fixed charges                         1.2      1.7        1.8        1.9        2.3      1.7
                                                      --------  -------    -------   --------   --------  -------
                                                      --------  -------    -------   --------   --------  -------

WITHOUT PUSH-DOWN
Income from continuing operations before
provision for income taxes                            $25,460   $46,148    $59,429    $71,633    $20,737  $15,314

Add:
       Interest expense, including amortization        34,954    16,029     21,859     19,985      4,692    5,647
       Rent expense (one-third)                         1,035     1,147      1,128      1,356        308      314
       Finance interest                                 2,658     3,605      2,394      2,765        677      690
                                                      -------   -------    -------   --------    -------  -------
          Earnings, as adjusted                       $64,107   $66,929    $84,810    $95,739    $26,415  $21,965
                                                      -------   -------    -------   --------    -------  -------
                                                      -------   -------    -------   --------    -------  -------

Fixed Charges:

       Interest expense, including amortization        34,954    16,029     21,859     19,985      4,692    5,647
       Rent expense (one-third)                         1,035     1,147      1,128      1,356        309      314
       Finance interest                                 2,658     3,605      2,394      2,765        677      690
                                                      -------   -------    -------   --------    -------  -------
          Fixed charges                               $38,647   $20,781    $25,381    $24,106      5,678    6,651
                                                      -------   -------    -------   --------    -------  -------
                                                      -------   -------    -------   --------    -------  -------
Ratio of earnings to fixed charges                        1.7       3.2        3.3        4.0        4.7      3.3
                                                      -------   -------    -------   --------    -------  -------
                                                      -------   -------    -------   --------    -------  -------
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